EXHIBIT 99.1

PRESS RELEASE                                     Source: Thomas Equipment, Inc.

THOMAS EQUIPMENT INC. AND HYUNDAI HEAVY INDUSTRIES, KOREA, COMPLETE STRATEGIC OEM AGREEMENT

Monday February 7, 8:33 am ET

THOMAS EQUIPMENT INC. COMPLETES EXCLUSIVE GLOBAL SUPPLY AGREEMENT WITH MULTINATIONAL OEM

CENTERVILLE, New Brunswick--(BUSINESS WIRE)--Feb. 7, 2005-- Thomas Equipment Inc. ("Thomas") (OTCBB: TEQI - News) today announced that it has reached an exclusive global supply agreement with Hyundai Heavy Industries - Construction Equipment Division (HHI-CE) headquartered in Ulsan, South Korea. Hyundai Heavy Industries is a multibillion dollar world leader in a number of diversified businesses including ship building, industrial plant, engineering services, and construction equipment.

The Construction Equipment Division is a market leader in manufacturing and distribution of excavators and wheeled loaders. In 2004, the division delivered over 10,000 excavator units of all sizes in China thereby maintaining its top market share position in the huge and growing Chinese construction market. In accordance with the Hyundai agreement, Thomas will be the sole and exclusive supplier of Skid Steer Loaders and other Thomas manufactured products for Hyundai Heavy Industries.

"This Agreement is a monumental moment in the history of Thomas Equipment. Working in harmony with our Korean partners, we share a mission to supply reliable and cost effective equipments solutions to various regions of the world," Clifford Rhee, Thomas President and CEO said.

"We are extremely pleased to partner with Thomas Equipment Inc. Thomas has a long history of providing efficient and reliable equipment which meets the stringent qualifications we seek of our strategic supply partners. Further, we have great confidence in the leadership of Clifford Rhee and his management team," Mr. Lee Eui-Youl, Senior Vice President and Chief of Oversea Sales of Construction Equipment Division said.

About Thomas Equipment Inc. ("TEQI"): Thomas Equipment Inc., www.thomasequipment.net and www.thomasloaders.com, Thomas is an innovative and technologically advanced global manufacturer of a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plants and six models of mini excavators. Thomas distributes its products through a worldwide network of distributors and wholesalers. In addition, Thomas manufactures specialty industrial and construction products and a complete line of potato harvesting and handling equipment.

Safe Harbor Statement Under the Private Securities Litigation Act of 1995 - With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of TEQI could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict,"
"potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.
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     or
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     Jens Dalsgaard, 415-884-0348
     or
     CEOcast, Inc.
     Ed Lewis, 212-732-4300
     elewis@ceocast.com
     www.ceocast.com

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Source: Thomas Equipment, Inc.